Exhibit 1.1

Prime Meridian Holding Company

[•] Shares of Common Stock, par value $0.01 per share

Placement Agency Agreement

May , 2017

FIG Partners, LLC

100 Colony Square

1175 Peachtree Street, NE Suite 2250

Atlanta, Georgia 30361

Hovde Group, LLC

120 W. Madison Street, Suite 1200

Chicago, IL 60602

Ladies and Gentlemen:

Prime Meridian Holding Company, a Florida corporation (the “Company”) and the holding company for Prime Meridian Bank (the “Bank”), is offering, pursuant to the terms of this Placement Agency Agreement (this “Agreement”) and the Registration Statement (as hereinafter defined), an aggregate of up to approximately [•] shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), at the offering price per share of $[•], for an aggregate offering amount of approximately $15 million (the “Offering”). The Shares are more fully described in the Registration Statement (as hereinafter defined).

On March 3, 2017, FIG Partners, LLC, a Georgia limited liability company (“FIG Partners”) and the Company entered into a letter agreement (the “Engagement Letter”), under which FIG Partners agreed to perform certain services in connection with the Offering. In furtherance of the Engagement Letter, the Company desires to engage FIG Partners and Hovde Group, LLC, a Delaware limited liability company (“Hovde”), as its placement agents hereunder (each, a “Placement Agent”, and collectively, the “Placement Agents”) in connection with such issuance and sale of the Shares on the terms set forth herein.

The Company hereby confirms its agreement, on the terms and subject to the conditions set forth herein, to retain the Placement Agents to assist the Company in offering and selling the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-216974), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Schedule 1, the “Pricing Disclosure Package”): a Preliminary Prospectus dated May [•], 2017 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule 1 hereto.

“Applicable Time” means [•] [A/P].M., Eastern time, on May [•], 2017.

2. Appointment of Placement Agents and Purchase of Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) FIG Partners and Hovde are hereby appointed as the Placement Agents for the Offering. The Company and Hovde further appoint FIG Partners to act as the sole bookrunner of the Offering and the representative for the Placement Agents (“Representative”); FIG Partners accepts such appointment. The Placement Agents shall not be deemed agents of the Company for any other purpose by virtue of this Agreement. The appointment and authorization of the Placement Agents hereunder shall expire on the Closing of the Offering, unless extended in writing by the Company and the Representative. Either the Company or the Representative may terminate this Agreement, with or without cause, upon delivery of 15 days’ prior written notice to the other party. This Agreement may be terminated at any time prior to the Closing Date by the Representative by notifying the Company at any time at or before the Closing Date in the reasonable discretion of the Representative if: (i) the United States engages in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (ii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iii) a general moratorium on banking activities has been declared by any Federal or Florida state authority; or (iv) in the good faith judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, a material adverse change in the financial condition, earnings or business affairs of the Company considered as a whole.

(b) On the terms and subject to the conditions set forth herein, the Placement Agents will utilize their “best efforts” to solicit investments from potential purchasers (each, individually a “Purchaser” and collectively, the “Purchasers”) for the Offering.

(c) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, each Placement Agent hereby accepts such agency and agrees to use its reasonable best efforts to assist the Company in finding potential Purchasers pursuant to the Offering. The Company acknowledges and agrees that the Placement Agents’ engagement hereunder is not an agreement by the Placement Agents or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing. It is understood that the Placement Agents have no commitment or obligation to sell or purchase any of the Shares. No provision of this Agreement shall require the Placement Agents to expend or risk its own funds or incur any financial liability on behalf of any offeree or Purchaser of the Shares or otherwise.

(d) Each prospective Purchaser agreeing to purchase Shares shall be required to deliver, among other things, an executed subscription offer form (the “Subscription Offer Form”). The Company shall make available to each prospective Purchaser, at a reasonable time prior to the purchase of Shares, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Offering. The Company will provide Purchasers the opportunity to obtain additional information necessary to verify the accuracy of the disclosure delivered in connection with the purchase of the Shares to the extent it possesses such information or can acquire it without unreasonable effort or expense. After the prospective Purchasers have had an opportunity to review all documents delivered in connection with the offer of the Shares and to address all inquiries, as appropriate, to the Company and the Placement Agents, a separate Subscription Offer Form shall be completed by each prospective Purchaser. The Company shall have the right to reject any investment in whole or in part, in the Company’s sole discretion.

(e) Investments shall be evidenced by the execution by each Purchaser of a Subscription Offer Form. No Subscription Offer Form shall be effective unless and until it is accepted by the Company. The Placement Agents shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Subscription Offer Form or the authenticity, sufficiency, or validity of any check or other payment delivered by any prospective Purchaser in payment for Shares nor shall the Placement Agents incur any liability with respect to any such verification or failure to verify.

3. Representations and Warranties of the Company. The Company represents and warrants to each Placement Agent as of the date hereof, and as of the Closing Date, that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Placement Agent furnished to the Company by any Placement Agent expressly for use in any Preliminary Prospectus, which, for purposes of this Agreement, the Company and the Placement Agents hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution – Our Relationship with the Placement Agents” in the Preliminary Prospectus.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Placement Agent furnished to the Company by any Placement Agent expressly for use in such Pricing Disclosure Package, which, for purposes of this Agreement, the Company and the Placement Agents hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution – Our Relationship with the Placement Agents” in the Preliminary Prospectus.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Placement Agents in their capacities as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) (each an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Schedule 1 hereto, (iii) each electronic road show or (iv) any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Placement Agent furnished to the Company by any Placement Agent expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus , which, for purposes of this Agreement, the Company and the Placement Agents hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution – Our Relationship with the Placement Agents” in the Preliminary Prospectus.

(d) Emerging Growth Company. From the time of submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission at the Applicable Time. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Placement Agent furnished to the Company by the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, which, for purposes of this Agreement, the Company and the Placement Agents hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution – Our Relationship with the Placement Agents” in the Preliminary Prospectus.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiary included and/or incorporated in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiary as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiary and presents fairly the information shown thereby. No other financial statements, financial schedules or pro forma financial information of the Company, the subsidiary or any other entity are required by the Securities Act or the rules and regulations to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Securities Act) comply with Regulation G of the 1934 Securities and Exchange Act, as amended (the “Exchange Agent”), and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than equity awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), change in short-term debt or long-term debt of the Company or its subsidiary (except, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiary taken as a whole; (ii) neither the Company nor its subsidiary has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiary taken as a whole; and (iii) neither the Company nor its subsidiary has sustained any loss or interference with its business that is material to the Company and its subsidiary taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Organization and Good Standing. The Company and its subsidiary have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except in each case where such failure would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiary taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company is duly registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) as a bank holding company under the Bank Holding Company Act, as amended, 12 U.S.C. 1841 et seq.

(i) Company Subsidiary. The Bank is the only subsidiary of the Company as of the date of this Agreement. Except for the Bank, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any corporation, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly, all of its interests in the Bank free and clear of any and all liens. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, 12 U.S.C. 1811 et seq., and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company beneficially owns all of the outstanding capital securities of, and has sole control of, the Bank.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or its subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except, in each case, where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

(k) Stock Options. With respect to any stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiary (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, and (ii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Subscription Offer Form, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Subscription Offer Form and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m) Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(o) No Violation or Default. Neither the Company nor its subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental authority, regulatory authority or self-regulatory organization (including the OTC Markets Group (the “OTCMG”)), except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or its subsidiary or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the OTCMG or the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the distribution of the Shares by the Placement Agents.

(r) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or its subsidiary is or may be a party or to which any property of the Company or its subsidiary is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or its subsidiary, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the

Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) Independent Accountants. Hacker, Johnson & Smith P.A., who have reported on the audited consolidated financial statements and schedule of the Company and its subsidiary, is an independent registered public accounting firm with respect to the Company and its subsidiary within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and, to the Company’s knowledge, is not and has not been in violation of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act. The consolidated financial statements of the Company and the related notes and schedule incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in conformity with the requirements of the Securities Act and the rules and regulations and present fairly the information shown therein.

(t) Title to Real and Personal Property. The Company and its subsidiary have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiary, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiary or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiary own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the conduct of their respective businesses will not conflict in any respect with any such rights of others. The Company and its subsidiary have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiary, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or its subsidiary, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x) Taxes. The Company and its subsidiary have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except with respect to any taxes that are currently being contested in good faith and with respect to which appropriate reserves have been made in accordance with GAAP or as would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its subsidiary or any of their respective properties or assets, except for tax deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect.

(y) Licenses and Permits. The Company and its subsidiary possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor its subsidiary has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or failure to renew would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or its subsidiary exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiary’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(aa) Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiary (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiary, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or its subsidiary under any Environmental Laws in which any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization or securities exchange (each, a “Governmental Entity”) is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiary are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiary, and (c) none of the Company and its subsidiary anticipates material capital expenditures relating to any Environmental Laws.

(bb) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or its subsidiary (or, to the knowledge of the Company and its subsidiary, any other entity (including any predecessor) for whose acts or omissions the Company or its subsidiary is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or its subsidiary, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(cc) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would reasonably be expected to have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiary; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiary; (iv) neither the Company nor any ERISA Affiliate (as defined below) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to an employee benefit plan or premiums to the PBGC, in the ordinary course and without default) in respect of an employee benefit plan subject to Title IV of ERISA (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiary. ERISA Affiliate means, with respect to the Company, any member of any group of organizations described in Section 414 of the Code of which the Company is a member.

(dd) Disclosure Controls. The Company and its subsidiary maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ee) Accounting Controls. The Company and its subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(ff) Insurance. The Company and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged in, and have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiary and their respective businesses; and neither the Company nor its subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect.

(gg) No Unlawful Payments. Neither the Company nor its subsidiary, nor any director, officer or employee of the Company or its subsidiary nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or its subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(hh) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiary are and have been conducted at all times, in all material respects, in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) No Conflicts with Sanctions Laws. Neither the Company nor its subsidiary, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or its subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or its subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj) No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk) No Broker’s Fees. Neither the Company nor its subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or its subsidiary or any Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ll) No Registration Rights. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or its subsidiary to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company.

(mm) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(nn) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”). Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all periodic reports required to be filed by it with the Commission.

(rr) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(ss) Change in Control. The issuance of the Shares to the Purchasers as contemplated by the Offering has not and will not trigger any rights under any “change of control” provision in any of the agreements to which the Company is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(tt) Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its common stock or a change in control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s organization certificate or the laws of Florida (other than those associated with regulatory approval of a change in control of the Company) which is or could become applicable to any Purchaser solely as a result of the Offering, including, without limitation, the Company’s issuance of the Shares.

(uu) Off Balance Sheet Arrangements. There is no material transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity.

(vv) Agreements with Regulatory Authorities. The Company and the Bank (i) are not subject to any cease-and-desist or other similar order or enforcement action issued by, (ii) are not a party to any written agreement, consent agreement or memorandum of understanding with, and (iii) are not a party to any commitment letter or similar undertaking at the direction of, any Governmental Entity. The Company is not subject to any capital directive by any Governmental Entity, however, the Bank is subject to maintaining capital ratios above the regulatory minimum. Since December 31, 2014, neither the Company nor the Bank has adopted any board resolutions at the request of any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence being referred to herein as a “Regulatory Agreement”), nor has the Company nor the Bank been advised since December 31, 2014 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and the Bank are in compliance in all material respects with each Regulatory Agreement to which they are party or subject, and the Company and the Bank have not received any notice from any Governmental Entity indicating that either the Company or the Bank is not in compliance in all material respects with any such Regulatory Agreement.

4. Representations and Warranties of Placement Agents. Each Placement Agent represents and warrants to the Company that:

(a) The Placement Agent is registered as a broker-dealer under applicable federal and state laws, is a member in good standing of FINRA and has met and will continue to meet all registration, licensing, financial and reporting requirements it is required to meet under applicable federal and state laws and regulations in order to provide the services the Placement Agent has agreed to provide, or that the Placement Agent contemplates that it will provide, to the Company under this Agreement, the Engagement Letter (as applicable) or otherwise in connection with the Offering.

(b) The Placement Agent will not provide any service or engage in any activity, and it will use its commercially reasonable efforts to not permit any of its employees, agents, or representatives to provide any service or engage in any activity, whether pursuant to this Agreement or otherwise in connection with the sale of the Shares, for which it does not have in effect all registrations, licenses and approvals necessary to cause that service or activity to comply with applicable federal and state laws and regulations.

(c) Notwithstanding anything contained in this Agreement to the contrary, the terms and conditions of the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus shall control the conduct of the sale of the Shares, and neither the Placement Agent nor any of its respective employees, agents, representatives or affiliates shall take any action in connection with the sale of the Shares contrary to those terms and conditions.

(d) In connection with or during the course of the sale of the Shares, neither the Placement Agent nor any employee, agent, representative or affiliate of the Placement Agent will make any representation or provide any information to any Purchaser or potential Purchaser other than the representations and information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus or other information specifically approved by the Company.

(e) This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and, when executed by the Company, will constitute the valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally or the rights of creditors or registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation; (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state or other securities laws, or the public policy underlying such laws.

(f) The Placement Agent and its employees, agents and representatives who shall perform any of the services required hereunder to be performed by it, shall be authorized and shall have all licenses, approvals and permits necessary to perform such services, and the Placement Agent shall be a registered broker-dealer and selling agent in the jurisdictions in which the Company is relying on such registration for the offer and sale of the Shares after the date of this Agreement.

(g) The execution and delivery of this Agreement by the Placement Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the organizing documents of the Placement Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which the Placement Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, properties or assets of the Placement Agent or its ability to perform its obligations under this Agreement.

(h) Any proceeds received by the Placement Agent to purchase Shares will be handled in accordance with applicable requirements of Rule 15c2-4 under the 1934 Act, by the prompt transmission of such proceeds to the escrow agent designated by the Company and the Representative (the “Escrow Agent”). It is understood between the Company and the Placement Agent that the Placement Agent will not receive or handle any proceeds from the Purchasers in connection with the Offering.

(i) No action or proceeding against the Placement Agent before the Securities and Exchange Commission, FINRA, any state securities commission, or any state or federal court is pending or, to the Placement Agent’s knowledge, threatened concerning the Placement Agent’s activities as a registered and licensed broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, properties or assets of the Placement Agent or its ability to perform its obligations under this Agreement.

(j) The information set forth under the heading entitled “Plan of Distribution – Our Relationship with the Placement Agents” in the Registration Statement, the Pricing Disclosure Package and the Prospectus is the only written information furnished to the Company by and on behalf of the Placement Agents expressly for use in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and it is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(k) FINRA has issued to the Representative a “no objections” letter with respect to the Placement Agents’ participation in the Offering as contemplated by this Agreement.

5. Covenants of the Company. The Company covenants and agrees with each Placement Agent that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Placement Agents prior to 10:00 A.M., Eastern time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Placement Agent (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Placement Agents may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Placement Agents a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Placement Agent.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Placement Agents and counsel for the Placement Agents copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Placement Agents reasonably object to within two business days. At the conclusion of any such two business day period, the Placement Agents shall have been deemed to have not objected to any such proposed amendment or supplement.

(d) Notice to the Placement Agents. The Company will advise the Placement Agents promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Placement Agents thereof and forthwith prepare and, subject to Section 5(c) above, file with the Commission and furnish to the Placement Agents such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Placement Agents thereof and forthwith prepare and, subject to Section 5(c) above, file with the Commission (to the extent required) and furnish to the Placement Agents such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agents shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. Placement Agents and the Company agree that counsel to Company shall serve as counsel with respect to blue sky matters in connection with the Offering.

(g) Earning Statement. The Company will make generally available to its security holders and the Placement Agents as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(i) Expenses of Offering. The Company will bear all other expenses incurred in connection with the Offering, including, without limitation, (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees and fees and expenses of Placement Agents’ counsel in obtaining any such approvals subject to Section 6(c); (ii) the cost of preparing, printing and distributing the offering materials; (iii) the costs of blue sky qualification (including the reasonable fees and expenses of blue sky counsel relating to such qualification) of the Shares in the various states; (iv) listing fees, if applicable; (v) the costs and expenses of the Company and the Placement Agents relating to investor presentations on any “road show” undertaken in connection with the Offering (of which any such costs or expenses of the Placement Agents shall be subject to the $25,000 limit on travel and other out-of-pocket expenses contained in Section 6(c)); (vi) all fees and disbursements of the Company’s counsel and accountants, and (vii) reasonable expenses and disbursements of the Placement Agents pursuant and subject to Section 6(c).

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Company Common Stock.

(k) No Other Finders or Brokers. During the term of the Placement Agents’ engagement hereunder the Company will not (i) offer any Shares for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through the Placement Agents, if such person or persons were introduced to the Company by the Placement Agents, or (ii) engage in any discussions with any person other than representatives of the Placement Agents for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the Shares covered by this Agreement.

(l) Placement Agent Publicity. The Company agrees that upon consummation of the sale of the Shares, the Placement Agents may place “tombstone” advertisements in financial and other publications and media at its own expense describing its services to the Company hereunder.

(m) Public Announcements. Except as otherwise required by applicable law or the rules of any Governmental Entity, the Company shall not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company and/or its subsidiary, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Representative, which consent shall not be unreasonably withheld, conditioned, or delayed, except in the ordinary course of business, to comply with applicable securities laws, and in both cases, not for the purpose of soliciting any interest in the Offering. Further, the Company shall not use the name of the Placement Agents or any officer, director, employee or shareholder thereof without the express written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, of such party and such person in any manner that is inconsistent with the statements made with respect to such persons in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n) Escrow Account. The Company shall maintain a separate escrow account into which Purchasers’ subscription monies will be deposited upon receipt from the Purchasers in accordance with Section 4(h), as appropriate.

(o) Reports. The Company, during the Prospectus Delivery Period, will furnish to the Placement Agents, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Placement Agents to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(p) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(q) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(r) Subscription Offer Forms. All Subscription Offer Forms received by the Company will be reviewed and be either remitted back to the Purchaser or forwarded to the Escrow Agent within one (1) business day of the date of receipt of such Subscription Offer Form. The Company will copy the Representative on all Subscription Offer Forms being forwarded to the Escrow Agent, as well as any correspondence between the Company and the Escrow Agent relating to the Offering.

(s) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Placement Agents, which consent shall not be unreasonably withheld, conditioned, or delayed, and the Placement Agents represent and agree that, unless they obtain the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus consented to by the Placement Agents and the Company is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus”. The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; any Issuer Permitted Free Writing Prospectus the use of which has been consented to by the Placement Agents is listed on Schedule 1 hereto. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(t) Emerging Growth Company. The Company will promptly notify the Placement Agents if the Company ceases to be an Emerging Growth Company at any time prior to completion of the distribution of Shares within the meaning of the Securities Act.

(u) Lock-Up Agreements. The Company will cause each of its executive officers and directors, whose names are set forth in Schedule 2 hereto, to furnish to the Placement Agents, on or before the Closing Date, a letter dated the date hereof, substantially in the form of Exhibit B hereto (the “Lock-Up Agreement”). The Company will use its commercially reasonable efforts to enforce the terms of each Lock-Up Agreement and issue stop transfer instructions to the transfer agent for the shares with respect to any transaction or contemplated transaction that would constitute a breach or default under the applicable Lock-Up Agreement.

(v) Depository Trust Company. The Company shall use its reasonable best efforts to permit the Shares to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of Depository Trust Company.

(w) Additional Acknowledgements. The Company acknowledges and agrees that:

(i) The financial models and presentations used by the Placement Agents in performing its services hereunder have been developed by and are proprietary to the Placement Agents. The Company further acknowledges and agrees that, except as required by applicable law, it will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of the Placement Agents, which consent shall not be unreasonably withheld, conditioned, or delayed,.

(ii) Each Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, the Placement Agent or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of the Placement Agents’ engagement with the Company, each Placement Agent may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies. As in all matters involving confidential client information, information barriers exist that restrict access to such information within each Placement Agent, except on a need to know basis.

(iii) Each Placement Agent’s research analysts and research department are independent from such Placement Agent’s investment banking division and are subject to certain regulations and internal policies. Each Placement Agent’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the transactions contemplated herein or any counterparty thereto that differ from or are inconsistent with the views or advice communicated by the Placement Agent’s investment banking divisions.

(x) Closing. No Closing shall take place until and unless all the conditions to the Placement Agents’ obligations set forth in Section 6(b) of this Agreement are satisfied. In the event the Offering is terminated for any reason before a Closing takes place, all funds advanced by the prospective Purchasers will be promptly returned without interest.

6. Closing Placement and Fees.

(a) Closing.

(i) All Purchasers subscribing for Shares through a Subscription Offer Form after the date of this Agreement shall be instructed to pay the purchase price for the Shares in accordance with the procedures described under “Plan of Distribution” in the Pricing Disclosure Package and the Subscription Offer Form.

(ii) All Subscription Offer Forms and payments are to be sent to the Company, and the Company shall deliver to the Escrow Agent all funds received from Purchasers of the Shares by the next business day after receipt together with the completed Subscription Offer Form of such Purchaser. The Escrow Agent will deposit such funds in an account until release of the Shares against payment therefor on the Closing Date in accordance with Section 6(a)(iii) below. To the extent that any Subscription Offer Forms and payments are sent to any Placement Agent, such Placement Agent shall immediately deliver to the Company all such Subscription Offer Forms and the funds received.

(iii) The closing (the “Closing”) of the Offering and the release of the Shares against payment therefor shall take place at the office of Alston & Bird LLP, 1201 West Peachtree Street, Suite 4900, Atlanta, GA, 30309 at 10:00 a.m., Eastern Time, on May     , 2017, or at such other time on such other date as may be agreed upon by the Company and the Placement Agents (the “Closing Date”). All actions taken at the Closing shall be deemed to have occurred simultaneously. On or before the Closing Date, each Purchaser shall pay by wire transfer of immediately available funds to an account specified by the Company an amount equal to the product of (x) the number of Shares such Purchaser has agreed to purchase and (y) the purchase price per share as set forth on the cover page of the Prospectus.

(b) Conditions to Placement Agents’ Obligations. The obligations of the Placement Agents hereunder are subject to the following conditions:

(i) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Placement Agents.

(ii) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(iii) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Placement Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(iv) Officers’ Certificate. The Placement Agents shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company and one additional executive officer of the Company who may be the chief executive officer or chief financial officer of the Company (A) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (C) to the effect set forth in Sections 6(b) (i) and (iii) above.

(v) CFO Certificate. On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Placement Agents a certificate, addressed to the Placement Agents, of its chief financial officer with respect to certain financial data contained in the Registration Statement, Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, substantially in the form of Exhibit A hereto.

(vi) Comfort Letters. (i) On the date of this Agreement and on the Closing Date, Hacker, Johnson & Smith P.A. shall have furnished to the Placement Agents, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to Placement Agents with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that each such letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(vii) Lock-Up Agreements. The Placement Agent shall have received copies of the executed Lock-Up Agreements executed by each person listed on Schedule 2 hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(viii) Opinion and 10b-5 Statement of Counsel for the Company. Igler & Pearlman, P.A., counsel for the Company, shall have furnished to the Placement Agents, at the request of the Company, their written opinion and 10b-5 statement, dated as of the Closing Date, and addressed to the Placement Agents, substantially in the form of Exhibit C hereto.

(ix) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company.

(x) FINRA. FINRA shall not have raised any unresolved objection with respect to the fairness and reasonableness of the terms and arrangements relating to the issuance and sale of the Shares in the Offering.

(xi) Good Standing. The Placement Agents shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(xii) Corporation Action. The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of this Agreement by the Company, including, without limitation, obtaining the approval of the Company’s board of directors for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and thereunder and the Offering contemplated hereby.

(xiii) Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Placement Agents such further certificates and documents as the Placement Agents may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

(c) Placement Fees and Expenses.

(i) As compensation for the Placement Agents’ services rendered hereunder, the Company will pay the Placement Agents an aggregate placement fee (the “Placement Fee”) equal to five percent (5.0%) of the aggregate gross proceeds from Shares purchased by Purchasers solicited by the Placement Agents in the Offering, provided, however, with respect to proceeds received by the Company from the sale of the Shares to certain investors identified by the Company at or before the time of the Company’s acceptance of any such investor’s Subscription Offer Form, as “friends and family,” the Company will pay the Placement Agents one percent (1.0%) of such proceeds received by the Company. The Company agrees that any Placement Fee payable by the Company to the Placement Agents will be in cash, and will be paid out of the escrowed funds held by the Escrow Agent on the Closing Date pursuant to a joint instruction from the Company and the Representative to the Escrow Agent.

(ii) The Placement Fee received by the Placement Agents will be allocated between the Placement Agents pursuant to the allocation schedule set forth in Schedule 3.

(iii) In addition, whether or not a sale of the Shares occurs, and in addition to the compensation described in Section 6(c)(i) above, the Company shall, upon request and from time to time, reimburse the Placement Agents for all reasonable and documented travel and out-of-pocket expenses and disbursements incurred in connection with this engagement, including without limitation: (i) up to $50,000 in legal fees (which includes fees and expenses of Placement Agents’ counsel in obtaining a no-objection letter from FINRA), and (ii) up to $25,000 in travel and other out-of-pocket expenses for the Placement Agents, and marketing and syndication expenses. Such expenses may include those incurred in connection with services performed pursuant to this Agreement as well as any services which may have been performed pursuant to the Engagement Letter. The provisions of this paragraph are not intended to apply to, and shall not in any way limit or impair, the indemnification and contribution sections included in or incorporated by reference into this Agreement.

7. Termination and Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Placement Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agents or any controlling person of any Placement Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares. Notwithstanding the expiration or termination of this Agreement pursuant to Section 2(a), the Company shall remain responsible for the reimbursement of the Placement Agents’ expenses (and any unpaid Placement Fees that are owed and/or, if a closing of the Offering has occurred, that become owed as a result of any subsequent closing of the Offering) under Section 6(c) of this Agreement, and the indemnification and contribution obligations of the Company under Annex A and the provisions of this Section 7 shall survive. This Agreement replaces and terminates the Engagement Letter between the Company and the FIG Partners.

8. Indemnification. The Company hereby agrees to indemnify the Placement Agents in accordance with the indemnification provisions set forth as Annex A hereto.

9. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Miscellaneous.

(a) No Fiduciaries. Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons (as defined in Annex A hereto), any rights or remedies under or by reason of this Agreement or as a result of the services rendered by the Placement Agents hereunder. The parties acknowledge and agree that the Placement Agents are not acting in a fiduciary capacities with respect to the Company and that the Placement Agents are not assuming any duties or obligations other than those expressly set forth in this Agreement and those required by applicable laws and regulations. The Company further agrees that neither the Placement Agents nor any of their controlling persons, affiliates, partners, directors, officers, employees or consultants shall have any liability to the Company, or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services rendered or to be rendered by the Placement Agents hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of the Placement Agents.

(b) Successors and Assigns. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and the other Indemnified Persons (as defined in Annex A hereto), and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement may not be assigned by any of the parties without the prior written consent of all parties.

(c) Governing Law and No Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to conflict of law principles thereof. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services rendered or to be rendered by the Placement Agents hereunder is expressly and irrevocably waived.

(d) Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

if to the Company or the Bank:

Prime Meridian Holding Company

1897 Capital Circle, NE, Second Floor

Tallahassee, FL 32308

Attention: Sammie Dixon, Jr.

President and Chief Executive Officer

Telephone: (850) 907-2345

Email: sdixon@primemeridianbank.com

with a copy to (which shall not constitute notice):

Igler & Pearlman, P.A.

2075 Centre Pointe Blvd., Suite 100

Tallahassee, FL 32308

Attention: A. George Igler , Esq. and

Richard Pearlman, Esq.

Telephone: (850) 878-2411

Email: George.igler@iglerlaw.com and Richard.pearlman@iglerlaw.com and if to the Placement Agents:

FIG Partners, LLC

100 Colony Square

1175 Peachtree Street, Suite 2250

Atlanta, Georgia 30361

Attention: Matt Veneri

Telephone: (404) 601-7222

Email: mveneri@figpartners.com

Hovde Group, LLC

120 W. Madison Street, Suite 1200
Chicago, IL 60602

Attention: David Magli

Telephone: (917) 983-9101

Email: dmagli@hovdegroup.com

with a copy to (which shall not constitute notice):	Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street, Suite 4900 Atlanta, GA 30309 Attention: Mark Kanaly, Esq. Telephone: (404) 881-7975 Email: mark.kanaly@alston.com

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

(f) Venue and Jurisdiction. The Company and each Placement Agent, on behalf of itself and its subsidiaries, hereby irrevocably submits to the exclusive jurisdiction of the Federal and Florida State Courts located in Duval County, Florida in connection with any suit, action or proceeding relating to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court. The Company and each Placement Agent, on behalf of itself and its subsidiaries, irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(g) Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, email or other electronic delivery of a signature), each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

(h) Independent Contractor. The Placement Agents shall act as an independent contractor and nothing contained herein or otherwise shall be construed to create any partnership or joint venture between the Placement Agents and the Company.

(i) Headings. The headings and captions of the various subdivisions of this Agreement are for convenience or reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(j) Entire Agreement. This Agreement (including the schedules and exhibits hereto) constitutes the entire understanding and agreement between the Company and the Placement Agents with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied.

(k) Amendments. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PRIME MERIDIAN HOLDING COMPANY

By:
Sammie Dixon Jr.
President and Chief Executive Officer

Accepted: As of the date first written above

FIG PARTNERS, LLC

By:
Name: Matt Veneri
Title: Managing Principal

HOVDE GROUP, LLC

By:
Name: James D. Nuber
Title: Managing Director

[Signature Page to Placement Agency Agreement]

Annex A

The Company shall indemnify each Placement Agent and hold each Placement Agent harmless against any and all losses, claims, damages or liabilities to which such Placement Agent may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including documents described in or incorporated by reference or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective purchaser of the Common Stock or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) arising out of or based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in any Securities Purchase Agreement, or any failure of the Company to perform its obligations thereunder or (iii) arising in any manner out of or in connection with the services (whether such services are rendered before, on, or after the date of this Agreement) or matters (whether such matters relate to dates before, on, or after the date of this Agreement) that are the subject of this Agreement (including, without limitation, the offer and sale of the Common Stock), and shall reimburse such Placement Agent promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the services or matters that are the subject of this Agreement (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); provided, however, that the Company shall not be liable to such Placement Agent under clause (iii) of this paragraph in respect of any loss, claim, damage, liability or expense that arise out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information furnished to the Company by the Placement Agents for use in the Registration Statement, or Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto; provided that the Company and the Placement Agents hereby acknowledge and agree that the only information that the Placement Agents have furnished to the Company consists solely of the information described under the heading “Plan of Distribution – Our Relationship with the Placement Agents” in the Preliminary Prospectus”.

The Company agrees that the indemnification and reimbursement commitments set forth herein shall apply whether or not the Placement Agents is a formal party to any such lawsuits, claims or other proceedings and that such commitments shall extend upon the terms set forth herein to any controlling person, affiliate, partner, director, officer, employee or agent of the Placement Agents (each, with the Placement Agents, an “Indemnified Person”). The Company further agrees that, without the Placement Agents’ prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement unless such settlement (i) includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. The Company further agrees that the Indemnified Persons are entitled to retain one separate counsel (in addition to any local counsel) of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement.

The Company and the Placement Agents agree that if any indemnification or reimbursement sought hereunder is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of the Placement Agents, then, whether or not the Placement Agents are the Indemnified Person, the Company and Placement Agents shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Placement Agents, on the other hand, in connection with the transactions to which such indemnification or reimbursement relates or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company, on the one hand, and the Placement Agents, on the other hand, as well as any other equitable considerations.

The relative benefits received (or anticipated to be received) by the Company, on the one hand, and the Placement Agents, on the other hand, in connection with this Agreement shall be deemed to be in the same respective proportions as the total transaction fees paid to the Placement Agents pursuant to this Agreement bears to the net proceeds from the Offering (before deducting expenses) received by the Company.

The relative fault of the Company, on the one hand, and the Placement Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Annex A were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Person and referred to above in this Annex A shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Annex A, the Placement Agents shall not be required to contribute any amount in excess of the amount by which its Placement Fee actually received pursuant to this Agreement exceeds the amount of any losses, claims, damages or liabilities which the Placement Agents has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Annex A, each controlling person, if any, of the Placement Agents and the partners, directors, officers, employees and agents of the Placement Agents or any such controlling person shall have the same rights to contribution as the Placement Agents.

Schedule 1

a.	Pricing Disclosure Package

Investor Deck Presentation, dated April 28, 2017 (filed on April 28, 2017)

2017 Annual Shareholder Meeting Presentation, dated May 4, 2017 (filed on May 5, 2017)

        _________

b.	Pricing Information Provided Orally by Placement

The offering price per share is $[•].

The maximum number of shares to be sold in the offering is approximately [•].

Schedule 2

Persons Executing Lock-Up Agreements

William D. Crona

Sammie D. Dixon, Jr.

Steven L. Evans

R. Randy Guemple

Chris L. Jensen, Jr.

Kathleen C. Jones

Robert H. Kirby

Frank L. Langston

Todd A. Patterson, D.O.

L. Collins Proctor, Sr.

Garrison A. Rolle, M.D.

Steven D. Smith

Marjorie R. Turnbull

Richard A. Weidner

Schedule 3

Allocation Schedule of Placement Fee

FIG Partners, LLC: 55% of the Placement Fee

Hovde Group, LLC: 45% of the Placement Fee

Exhibit A

Form of CFO Certificate

I, R. Randy Guemple, Chief Financial Officer of Prime Meridian Holding Company, a Florida corporation (the “Company”), hereby certify, in my capacity as an officer of the Company, pursuant to that certain Placement Agency Agreement, dated May __, 2017, by and among the Company, FIG Partners, LLC, a Georgia limited liability company, and Hovde Group, LLC, a Delaware limited liability company, (the “Placement Agency Agreement”), that:

I have supervised the compilation and reviewed the circled numbers contained in the pages attached as Exhibit A that are included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Such information has been derived from the records of the Company or from sources which I believe to be accurate, complete and reliable and to the best of my knowledge after due inquiry are true and accurate as of the dates set forth in the documents in which they are contained. I am also sufficiently familiar with the present financial affairs of the Company that any material changes in the facts underlying the data relied upon by me in making this certificate occurring since the respective dates of such data would have come to my attention prior to the date hereof in the regular course of business.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in Placement Agency Agreement.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

PRIME MERIDIAN HOLDING COMPANY

Name: R. Randy Guemple
Title: Chief Financial Officer

Exhibit B

Form of Lock-Up Agreement

____ __, 2016

FIG Partners, LLC

100 Colony Square

1175 Peachtree Street, NE Suite 2250

Atlanta, Georgia 30361

Hovde Group, LLC

120 W. Madison Street, Suite 1200

Chicago, IL 60602

Re:	Prime Meridian Holding Company — Public Offering

Ladies and Gentlemen:

The undersigned understands that FIG Partners, LLC and Hovde Group, LLC (each, a “Placement Agent”, and collectively, the “Placement Agents”) propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with Prime Meridian Holding Company, a Florida corporation (the “Company”), relating to the offering (the “Offering”) of up to [•] of shares (the “Shares”) of the Common Stock of the Company, par value $0.01 per share (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the foregoing, in order to induce you to participate as the Placement Agents in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Placement Agents (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the earlier of (i) the date 90 days after the date of the final prospectus (including the final prospectus supplement) to be used in confirming the sale of the Shares (the “Final Prospectus”) or (ii) the termination of the Placement Agency Agreement by the Placement Agents prior to the Closing, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) with your prior written consent, (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, or (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Lock-Up Agreement shall apply to shares of Common Stock acquired in open market transactions.

The undersigned acknowledges that the Company has agreed not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period, except in accordance with the terms of any existing employment agreement. In furtherance of the foregoing, the Company, and any duly appointed transfer agent or depositary for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof. The undersigned and each Placement Agent, on behalf of itself and its subsidiaries, hereby irrevocably submits to the exclusive jurisdiction of the Federal and Florida State Courts located in Duval County, Florida in connection with any suit, action or proceeding relating to this Lock-Up Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court. Each Placement Agent, on behalf of itself and its subsidiaries, irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signatures follow]

Very truly yours, [NAME OF SHAREHOLDER]

By:
Name:
Title:

Exhibit C

Form of Legal Opinion and 10b-5 Letter

May    , 2017

FIG Partners, LLC

100 Colony Square

1175 Peachtree Street, NE Suite 2250

Atlanta, Georgia 30361

Hovde Group, LLC

120 W. Madison Street, Suite 1200

Chicago, IL 60602

RE:	Sale and Issuance of Shares of

Prime Meridian Holding Company Common Stock

To Whom It May Concern:

We have acted as counsel for Prime Meridian Holding Company, a Florida corporation, (the “Company”) in connection with that certain Placement Agency Agreement dated May     , 2017 (the “Placement Agency Agreement”) by and between the Company and FIG Partners, LLC and Hovde Group, LLC (each a “Placement Agent” and collectively, the “Placement Agents”), which provides for the offer and sale of              shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Offering”). This opinion letter (this “Opinion Letter”) is provided to you pursuant to Section 6(b)(viii) of the Placement Agency Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Placement Agency Agreement.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise to our satisfaction, of such records and documents of the Company and its wholly-owned banking subsidiary, Prime Meridian Bank, a Florida state-chartered bank (the “Bank”), including, without limitation, resolutions adopted by the boards of directors of the Company and the Bank and committees thereof, the organizational documents of the Company and the Bank, certificates or comparable documents of officers and representatives of the Company and the Bank (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based), certificates of public officials and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter set forth. Among other things, we have examined originals or copies of the following documents:

a)	The Placement Agency Agreement;

b)	The registration statement on Form S-1 (File No. 333-216974) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in the form it became effective on May , 2016 (the “Registration Statement”);

c)	The Company’s preliminary prospectus, dated May __, 2017, included as part of the Registration Statement (the “Preliminary Prospectus”), and, together with the pricing information set forth on Schedule 1 to the Placement Agency Agreement and any free writing prospectuses of the Company (an “Issuer Free Writing Prospectus”), if any, identified on Schedule 1 to the Placement Agency Agreement (the “Pricing Disclosure Package”);

d)	The Company’s final prospectus, dated May , 2017, and filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on May , 2017 (the “Final Prospectus,” and together with the Preliminary Prospectus, the “Prospectus”);

e)	Subscription Agreements between the Company and each of the purchasers in the Offering (the “Subscription Agreements”); and

f)	Certain resolutions adopted by the Board of Directors of the Company or a committee thereof with respect to the issuance of the Shares in the Offering.

For purposes of this Opinion Letter, items (a)—(e) are collectively referred to as the “Offering Documents”.

We have also participated in the preparation of the Company’s Registration Statement, including Amendments Nos. 1 [and 2] thereto, filed with the Commission pursuant to the provisions of the Securities Act relating to the Shares. In addition, we have been advised by the staff of the Commission that the Registration Statement as so amended was declared effective under the Securities Act on May     , 2017. Based solely on our review of the list of the stop orders that have been issued by the Commission, as posted on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, which we conducted today, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to our knowledge, threatened.

This Opinion Letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. In rendering the opinions set forth in this Opinion Letter, we have relied, without investigation, on each of the following assumptions:

(i) the legal capacity of each natural person to take all actions required of each such person in connection with the Offering and the Offering Documents;

(ii) the legal existence of each party to each Offering Document other than the Company;

(iii) the power of each party to each Offering Document, other than the Company, to execute, deliver and perform each Offering Document executed and delivered by such party and to do each other act done or to be done by such party;

(iv) the authorization, execution and delivery by each party to each Offering Document, other than the Company, of each Offering Document executed and delivered by such party;

(v) the legality, validity, binding effect and enforceability as to each party to each Offering Document, other than the Company, of each Offering Document executed and delivered by such party and of each other act done or to be done by such party;

(vi) there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this Opinion Letter and no undisclosed prior waiver of any right or remedy contained in any of the Offering Documents;

(vii)the genuineness of each signature (other than the signature(s) of officers or directors the Company), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

(viii) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthfully contained in any document encompassed within the “due diligence” review undertaken by us;

(ix) each certificate or other document issued by a public authority is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate and complete;

(x)the parties to the Offering have each acted in good faith, without notice of any defense against enforcement of rights created by, or adverse claim to any property or security interest transferred or created as part of, the Offering;

(xi)the Offering and the conduct of the parties to the Offering comply with any requirement of good faith, fair dealing and conscionability;

(xii) routine procedural matters such as service of process or qualification to do business in the relevant jurisdiction(s) will be satisfied by the parties seeking to enforce the Offering Documents;

(xiii) there are no agreements or understandings among any of the parties to any of the Offering Documents, written or oral, and there is no usage or trade or course of prior dealing among any such parties that would, in either case, define, supplement, modify or qualify the terms of the Offering Documents or the rights of the parties thereunder;

(xiv) with respect to the Offering and the Offering Documents, including the inducement of the parties to enter into and perform their respective obligations thereunder, there has been no mutual mistake of fact or undue influence and there exists no fraud or duress;

(xv)each party to the Offering, other than the Company, has complied with all laws applicable to it that affect the Offering; and

(xvi)agreements and judgments, decrees and orders reviewed in connection with rendering the opinions will be enforced as written.

When used in this Opinion Letter, the phrases “to our knowledge,” “known to us” and the like mean the conscious awareness of the lawyers in our firm of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified, and does not imply that we have undertaken any independent investigation within our firm, with the Company or with any third party to determine the existence or absence of any facts or circumstances, and no inference should be drawn merely from our past or current representation of the Company. Where any opinion or confirmation is qualified by the phrase “to our knowledge,” “known to us” or the like, it means that the lawyers in the “primary lawyer group” are without any actual knowledge or conscious awareness that the opinion or confirmation is untrue in any respect material to the opinion or confirmation. For purposes of this Opinion Letter, the “primary lawyer group” means; (i) the lawyer who signs the name of the firm to this Opinion Letter; (ii) the lawyers currently in the firm who are actively involved in preparing this Opinion Letter; and (iii) the lawyers currently in the firm who are actively involved in documenting the Offering.

Based upon the foregoing and subject to the qualifications below, it is our opinion that:

1.	The Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act set forth above and on the date set forth above.

2.	The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Florida, with the corporate power and authority to own and/or lease and to operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, have a Material Adverse Effect.

3.

The Bank is a corporation duly organized and validly existing in good standing under the laws of the State of Florida, with the power and authority to own and/or lease and to operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Bank is duly registered or otherwise qualified to conduct its business as a foreign corporation or limited liability company and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of the Bank, are owned by the Company directly, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance, other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.	The Bank is an insured depository institution under the provisions of the Federal Deposit Insurance Act, 12. U.S.C. 1811-1831y and a member of the FDIC, and no proceeding for the termination or revocation of such insurance are pending or threatened, in each case based upon a recent certificate of the FDIC.

5.	The Company’s authorized capitalization is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

6.	All of the outstanding shares of capital stock of the Bank have been duly and validly authorized and issued, are fully paid and non-assessable.

7.	The Company has all requisite power and authority to enter into the Placement Agency Agreement and the Subscription Agreements and to issue, sell and deliver the Shares to be sold as provided therein and to perform its obligations under the Placement Agency Agreement. The Placement Agency Agreement and each Subscription Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, fraudulent transfer or conveyance, receivership, moratorium, insolvency or other laws affecting creditors’ rights and remedies generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution may be limited by federal or state securities laws.

8.	The issuance of the Shares in the Offering has been duly and validly authorized by all necessary corporate action on the part of the Company and, when issued and delivered and paid for pursuant to and in accordance with the terms of the Prospectus and the Subscription Agreements, will be validly issued, fully paid and nonassessable, and the issuance of the Shares is not subject to any preemptive or similar rights.

9.

The execution, delivery and performance by the Company of the Placement Agency Agreement and the Subscription Agreements, the issuance and sale of the Shares by the Company and the compliance by the Company with the provisions of the Placement Agency Agreement and the Subscription Agreements and the consummation of the transactions therein contemplated do not and will not (A) conflict with or constitute a breach or violation of, or a default under, the Company’s articles of incorporation or bylaws, (B) to our knowledge, create or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank by operation of any agreement, (C) to our knowledge, conflict in any material respect with or constitute a material breach or default under any material agreement to which the Company or the Bank is a party, or (D) violate or result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities laws), judgment, injunction, order or decree applicable to the Company, the Bank, or any of their properties except, in each of clauses (B), (C) and (D), for such liens, charges, encumbrance violations or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect

10.	The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

11.	The Registration Statement at May , 2017, including the information, if any, deemed pursuant to Rule 430A to be part of the Registration Statement at the time of effectiveness, and the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Pricing Disclosure Package and the Prospectus, each as of their respective dates (other than the financial statements and supporting schedules and other financial data included therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act.

12.	To our knowledge, all offers and sales of the Company’s securities have been made in compliance in all material respects with the registration requirements of the Securities Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

13.	The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, regulations, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects.

14.	The information (i) in the Registration Statement, the Pricing Disclosure Package and the Prospectus under “Risk Factors”, “Supervision and Regulation”, “Description of Securities”, “Market for our Common Equity and Related Shareholder Matters”, and “Plan of Distribution and the Offering” (except for the subsection “- Our Relationship with the Placement Agent”), (ii) in the Registration Statement under item 14, and (iii) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 under “Business – Government Supervision and Regulation”, in each case to the extent that it constitutes matters of law, summaries of legal matters of legal regulation, fairly and accurately summarize the provisions described therein in all material respects.

15.	To our knowledge, there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus

16.	No filing with, or authorization, approval, consent, license or registration of, any governmental authority is necessary or required for the Company to enter into, or perform its obligations under, the Placement Agency Agreement and the Subscription Agreements, or the consummation of the transactions contemplated thereby, except such as have been made or obtained prior to the date hereof and post-sale filings pursuant to applicable state securities laws (as to which we express no opinion) and federal securities laws.

17.	The Company is not, nor after giving effect to the Offering and the sale of the Shares will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

A. Our opinions set forth above are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

B. For purposes of our opinion, we express an opinion only as to the laws of the State of Florida and the United States of America and the rules and regulations adopted thereunder, which, in our experience, are normally applicable to transactions of the type contemplated by the Offering Documents, and for the Offering. Furthermore, we express no opinion with regard to any of the following laws: (i) statutes, administrative decisions, ordinances, rules and regulations of any regional or local political subdivision; (ii) conflict of law principles and choice-of-law statutes and rules; and (iii) statutes, laws, rules and regulations relating to: (A) pollution or protection of the environment, (B) zoning, land use, building or construction, (C) occupational, safety and health or other similar matters, (D) labor, employee rights and benefits, (E) the regulation of utilities, or matters pertaining to the acquisition, transaction, transportation, storage, or use of energy sources used in connection therewith or generated thereby, (F) antitrust, unfair competition and trade, (G) taxation or other similar matters, (H) copyright, patent and trademark, (I) securities, other than the Florida and Federal laws concerning the issuance and sale thereof, (J) fiduciary duty requirements, (K) fraudulent transfer or fraudulent conveyance, and (L) racketeering; and in each case with respect to each of the foregoing, (X) as construed or enforced pursuant to any judicial, arbitral or other decision or pronouncement, (Y) as in effect in any jurisdiction, and (Z) including, without limitation, any and all authorizations, permits, consents, applications, license, approvals, filings, registrations, publications, exemptions and the like required by any of them.

C. The opinions expressed herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention, or any amendment to any Offering Document that may hereafter become effective, or any change in law that may hereafter occur or become effective.

D. Except as provided below, we do not assume responsibility for (i) the accuracy and completeness or fairness of any information of a factual nature; including, but not limited to, factual representations and warranties contained in any Offering Document or (ii) the fulfillment, completion or performance of any covenants or agreements contained in any Offering Document.

Because of the inherent limitations in the independent verification of factual matters, and because of the character of the determinations involved in the preparation of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment and supplement thereto, we are not passing upon and do not assume any responsibility for, and make no representation that we have independently verified the accuracy, completeness or fairness of the information and statements contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment and supplement thereto. However, in the course of our review of the Placement Agency Agreement and our participation in conferences with officers and other representatives of the Company and independent public accountants for the Company at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment and supplement thereto, and related matters were discussed and in the preparation thereof and, on the basis of the foregoing, nothing has come to our attention that leads us to believe that:

(i)	the Registration Statement (excluding the financial statements and supporting schedules and other financial data included therein, as to which we express no belief), at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A to be part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)	the Pricing Disclosure Package (excluding the financial statements and supporting schedules and other financial data included therein, as to which we express no belief), as of the Applicable Time, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)	the Prospectus or any amendment or supplement thereto (excluding the financial statements and supporting schedules and other financial data included therein, as to which we express no belief), at its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This Opinion Letter constitutes a legal opinion letter issued by our firm only as to the matters set forth above, and should not be construed as a guarantee, warranty or as any other type of document or instrument. In this regard, it is only our professional judgment as to the specific questions of law addressed, based on our professional knowledge and judgment at this time and is prepared and rendered in accordance with the standard of care applicable to opinion letters issued by law firms and/or lawyers located in the State of Florida.

The opinions expressed herein are given solely for the benefit of, and may only be relied upon by the Placement Agents. This opinion may not be quoted to, furnished to (except to legal counsel for the Placement Agents and then only in connection with (i) any legal or arbitral proceedings or as may be required by applicable law, and in any event, as shall be directed or required incident thereto pursuant to a duly issued subpoena, writ, order or other legal process or as required by any regulatory authority or (ii) any person who, in the ordinary course of its business, has access to its records on the basis that they will make no further disclosure), or relied upon by, any other person without the prior written consent of Igler and Pearlman, P.A.

Very truly yours,

IGLER AND PEARLMAN, P.A.